CONSULTING AGREEMENT

This Consulting Agreement (sometimes herein “Agreement”) is made effective as of the 16th day of February, 2018 (“Effective Date”), by and between MEDOVEX CORP., a corporation with its principle office at 1950 Airport Rd. Suite A, Atlanta, GA 30341 (“COMPANY”) and CG3 Consulting LLC, whose address is 9625 Xerxes Circle Bloomington MN 55431(hereinafter referred to as “CONSULTANT”), (COMPANY and CONSULTANT each being a “Party” and sometimes collectively herein the “Parties”).

RECITALS

WHEREAS, CONSULTANT has expertise in medical device development and other related business that COMPANY is engaged in; and

WHEREAS, COMPANY, is engaged in developing and commercializing medical technologies (all collectively referred to herein as the “Technology”), and desires to retain CONSULTANT to provide services outlined in Schedule A of this Agreement and other general business issues.

NOW, THEREFORE, in consideration of the mutual covenants and stipulations set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

I. Engagement.

1.1 COMPANY hereby engages CONSULTANT to render, as an independent contractor, consulting services with respect to the Technology as requested by COMPANY and such other services as may be agreed to in writing by COMPANY and CONSULTANT from time to time.

1.2 CONSULTANT hereby accepts the engagement to provide consulting services to COMPANY on the terms and conditions set forth herein.

II. Term.

This Agreement shall commence on the Effective Date and, unless modified by the mutual written agreement of the Parties, and shall terminate as specified in Appendix A; provided, however, either Party may terminate this Agreement at any time, with or without cause, by providing the other Party with 30 days advanced written notice of such termination. Anything in this Agreement to the contrary notwithstanding, the obligations as set forth in Sections V and VI herein shall survive the expiration or earlier termination of this Agreement.

III. Compensation.

3.1 COMPANY shall pay CONSULTANT at the rate and frequency as specified in Appendix A, for services satisfactorily rendered.

3.2 Out-of-pocket expenses incurred by CONSULTANT that are authorized in advance in writing by COMPANY shall be reimbursed to CONSULTANT, subject to COMPANY’s standard policies regarding reimbursement in effect from time to time.

IV. Consultant’s Business Activities.

CONSULTANT shall devote such time, attention and energy to the business and affairs of COMPANY as requested by COMPANY and mutually agreed to by CONSULTANT as outlined in Appendix A.

V. Intellectual Property Matters and Covenant Not to Compete.

5.1 All ideas, inventions, improvements, developments, discoveries, findings, techniques, methods, formulations, products, trade secrets and applications, whether patentable or not (“Inventions”), made or conceived by CONSULTANT or jointly with COMPANY, or disclosed to CONSULTANT in connection with, or as a result of, the advice and services performed hereunder or contemplated herein or relating to the Technology, shall be and remain the sole and exclusive property of COMPANY. CONSULTANT shall promptly submit to COMPANY a written disclosure of such Inventions. CONSULTANT assigns the entire right, title and interest in all such Inventions and any other intellectual property rights related thereto to COMPANY and will at any time, at the request and expense of COMPANY, render all reasonable assistance, execute any papers and take such other actions as COMPANY may consider necessary or appropriate to vest, perfect, defend, maintain and/or secure COMPANY’S rights in such Inventions. No compensation is due for such Inventions or the assignment to COMPANY. Attached hereto as Exhibit A is a list describing all Inventions which were made or conceived by CONSULTANT prior to the Effective Date of this Agreement which relate in any manner to COMPANY’s business or the Technology or, if no such list is attached, CONSULTANT represents that there are no such Inventions.

5.2 All Inventions, patents, copyrights, trademarks, trade names, logos, designations, copyrights, intellectual property rights, other proprietary rights, applications therefore and rights, and any translations of the same relating to the research or to the Technology (collectively, the “COMPANY IP”), shall remain the sole property of COMPANY. CONSULTANT shall not at any time during or after the term of this Agreement assert or claim any interest in, or do anything that may adversely affect the ownership of, any COMPANY IP, including, without limitation, doing any act or assisting another in doing any act that infringes or may lead to the infringement of any COMPANY IP. Nothing in this Agreement nor any act in performance of this Agreement is to be construed as granting to CONSULTANT, or any other party, any 1icense or inte1lectua1 property rights whether or not protected by United States or foreign intellectua1 property laws, patents or copyrights nor shall it constitute a waiver of any patent or intellectual property rights, patent rights, protection of trade secrets or protectable interest.

5.3 CONSULTANT agrees to keep in confidence and not use any Confidential Information (as defined herein) in any manner whatsoever, other than to assist COMPANY in the development or improvement of products under this Agreement. As used in this Agreement, “Confidential Information” shall mean all COMPANY IP, data, technical and economic information, marketing and research strategies, processes, methods, trade secrets, formulations, patent applications, and know how generated as a result of the services performed under this Agreement or which is disclosed, shown or provided by COMPANY to CONSULTANT, or becomes known to CONSULTANT as a result of the services related to this Agreement. The obligations of CONSULTANT under this paragraph shall not apply to the extent that CONSULTANT can demonstrate that the information is:

(a) Information which, prior to disclosure by COMPANY to CONSULTANT, was in the public domain;

(b) Information which, after disclosure by COMPANY to CONSULTANT, becomes part of the public domain by publication or otherwise, through means other than an unauthorized disclosure resulting from an act or omission by CONSULTANT;

(c) Information which was disclosed to CONSULTANT at any time, whether prior to or after the time of disclosure of such information under this Agreement, by a third party without restrictions on disclosure or use;

(d) Information for which COMPANY has given its consent in writing to release for publication; or

(e) Information which prior to disclosure by COMPANY to CONSULTANT was known by CONSULTANT as evidenced by a written description given to COMPANY prior to execution of this Agreement.

5.4 CONSULTANT will not during the term of this agreement improperly use or disclose any proprietary information or trade secrets of any person or entity to whom CONSULTANT has a duty of nondisclosure, if any, unless consented to in writing by said person or entity.

5.5 CONSULTANT recognizes that COMPANY has received, and in the future will receive, from third parties certain confidential or proprietary information subject to a duty on COMPANY’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. CONSULTANT agrees that he owes COMPANY and such third parties a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it for the benefit of anyone other than COMPANY or such third party (except as necessary in carrying out services for COMPANY consistent with COMPANY’s agreement with such third party) without express written authorization from COMPANY.

5.6 During the term of this Agreement and for a period of one (1) year thereafter, CONSULTANT will not directly or indirectly solicit employees or consultants of COMPANY for purposes of employment with or performing services for or on behalf of CONSULTANT or any other person or entity, nor shall CONSULTANT, directly or indirectly, solicit business from suppliers or customers of COMPANY.

5.7 Upon the expiration or earlier termination of this Agreement, or earlier at the request of COMPANY, CONSULTANT will return to COMPANY all originals, copies, and summaries of documents, material, and other tangible manifestations of Confidential Information in the possession or control of CONSULTANT. The obligation of CONSULTANT to return Confidential Information to COMPANY shall survive until fulfilled.

5.8 During the term of this Agreement and for a period of one (1) year after termination of this Agreement by either party, CONSULTANT will not directly or indirectly, engage in any business, or become affiliated as an agent, advisor, partner, officer, director, employee, consultant or independent contractor of any business or organization, that competes with COMPANY or is engaged in the development of the Technology.

5.9 CONSULTANT’s obligations to COMPANY under this Agreement are independent of any obligation of COMPANY and are not subject to any set-off, defense, deduction or counterclaims based on any claim that CONSULTANT may have against COMPANY.

5.10 CONSULTANT acknowledges that COMPANY may develop and commercialize products available throughout the world and stipulates that the time and subject matter restrictions of the foregoing obligations do not unduly oppress CONSULTANT’s future employment opportunities. In addition, CONSULTANT acknowledges that the restrictions set forth herein are necessary to protect the legitimate business interests of COMPANY in guarding trade secrets, preserving the goodwill of its customers and business, preventing solicitation of its customers, obtaining the benefit of unique research and expertise, and preventing the unauthorized use of its Confidential Information.

5.11 CONSULTANT represents and warrants (i) that CONSULTANT has no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with CONSULTANT’s undertaking this relationship with COMPANY, (ii) that the performance of the services called for by this Agreement do not and will not violate any applicable law, rule or regulation or any proprietary or other right of any third party, (iii) that CONSULTANT will not use in the performance of his responsibilities under this Agreement any confidential information or trade secrets of any other person or entity and (iv) that CONSULTANT has not entered into or will enter into any agreement (whether oral or written) in conflict with this Agreement.

5. 12 The duration of every obligation set forth herein will be extended by any period during which CONSULTANT is in breach of the obligation.

VI. General Provisions.

6.1 This Agreement may not be transferred or assigned by CONSULTANT except with the prior written consent of COMPANY. COMPANY may assign this Agreement or its rights hereunder.

6.2 This Agreement is governed by and shall be construed and enforced in accordance with the laws of the State of Georgia, without regard to conflict of law rules. Venue for any legal proceeding or action at equity or law arising out of or for purposes of this Agreement shall only lie in a court of competent jurisdiction in the State of Georgia.

6.3 Nothing in this Agreement shall be construed as (i) a warranty or representation by COMPANY as to the validity, enforceability or scope of any COMPANY patent or other COMPANY IP; (ii) a warranty or representation that anything made, used, sold, or otherwise disposed of pursuant to this Agreement is or will be free from infringement of patents or other intangible rights of third parties; (iii) a requirement that COMPANY shall file any patent application, secure any patent, or maintain any patent in force; (iv) an obligation on COMPANY to bring or prosecute actions or suits against third parties for infringement of COMPANY patents; (v) an obligation to furnish any manufacturing or technical information except as specifically provided herein; (vi) a granting by implication, estoppel, or otherwise, any license or rights under patents, trade secrets, know-how, copyrights, or other intangible rights of COMPANY or any other COMPANY IP, other than those specifically set forth herein; (vii) a warranty or representation by COMPANY that it shall not grant the right to others to make, use or sell products covered by the claims of COMPANY patents or other COMPANY IP.

6.4 OTHER THAN ANY WARRANTY EXPRESSLY MADE IN THIS AGREEMENT, COMPANY MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.

6.5 CONSULTANT shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold COMPANY harmless from and against all claims and expenses, including legal expenses and reasonable attorney fees, arising out of any other claims, proceedings, demands, expenses, losses, and liabilities of any kind whatsoever (collectively, “Losses”) resulting from the activities of CONSULTANT, except where such Losses result from the gross negligence or willful misconduct of COMPANY.

6.6 The right of either party to terminate this Agreement as provided under Section II herein shall not be an exclusive remedy, and either party shall be entitled, if the circumstances warrant, alternatively or cumulatively, to damages for breach of this Agreement, or to an order or injunction requiring performance of the obligations of this Agreement or to any other remedy available at law or equity.

6.7 This Agreement, together with its exhibits and attachments, constitutes the entire agreement and understanding of the parties with regard to the subject matter hereof and supersedes all prior discussions, negotiations, understandings and agreements between the parties concerning the subject matter hereof. This Agreement may be amended only by written agreement of the parties hereto. If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms and provisions, will remain in full force and effect as if such invalid or unenforceable term or provision had never been included, and any court of competent jurisdiction considering such terms and provisions is hereby granted the express authority to reform such terms and provisions to the minimum extent necessary to render them enforceable.

6.8 Each party to this Agreement hereby agrees to execute, acknowledge and deliver all such further instruments as may be necessary or appropriate to carry out the intent and purposes of this Agreement.

6.9 The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of the substantial terms of this Agreement.

6.10 Neither party shall be responsible or liable to the other party for nonperformance or delay in performance of any terms or conditions of this Agreement, except for those relative to the protection of proprietary rights, due to circumstances beyond the control of the nonperforming or delayed party including, but not limited to, acts of God, acts of government, wars, riots, strikes or other labor disputes, shortages of labor or materials, fires and floods; provided the nonperforming or delayed party provides to the other party written notice of the existence and the reason for such nonperformance or delay. Notwithstanding the foregoing, the nonperformance or delay by any party in excess of 180 days shall constitute cause for termination of this Agreement with such notice given in writing by one party to the other.

6.11 Any notice, report, or consent required or permitted by this Agreement to be given or delivered, shall be in writing and shall be deemed given or delivered if delivered in person, sent by courier, expedited delivery service, or sent by registered or certified mail, postage prepaid, return receipt requested, or sent by electronic mail (if confirmed), as follows:

COMPANY:	CONSULTANT:
Medovex Corp.	CG3 Consulting LLC
Jarrett Gorlin, CEO	Patrick Kullmann
1950 Airport Rd. Suite A	9625 Xerxes Circle
Atlanta Georgia 30341	Bloomington MN 55431

A party may change the address listed above by providing notice to the other party in the manner set forth above.

6.12 CONSULTANT is an independent contractor with respect to any and all work to be performed under this Agreement from time to time and shall not be deemed to be an employee, agent or representative of COMPANY. CONSULTANT shall not have any right to enter into any contract or commitment in the name of, or on behalf of, or to bind COMPANY in any respect whatsoever.

6.13 No failure or neglect of COMPANY in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance. All waivers by COMPANY must be contained in a written instrument signed by an executive officer of COMPANY or other person duly authorized by COMPANY.

6.14 This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute but one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate originals effective as of the Effective Date.

COMPANY		CONSULTANT

By:
	Jarrett Gorlin	Name:	Patrick Kullmann, Founder,
Its:	CEO		Lead Strategist
EIN/Social Security #: ____________

APPENDIX A

CONSULTING SERVICES

Responsibilities: Duties and responsibilities of CONSULTANT shall be, primarily, to perform and assist with duties and responsibilities as a business advisor and consultant as requested by the Chief Operating Officer (“COO”), and other duties as may be identified by Management. The Parties agree the requested tasks will not take more than 20 hours per week of the CONSULTANT’S time, and CONSULTANT has an obligation to inform COMPANY if this situation occurs.

Reporting to: COO

Term: This Agreement will expire on July 31, 2018, subject to modification as specified in Section II of the Agreement.

Compensation: CONSULTANT will receive compensation from COMPANY for services performed hereunder as follows:

(a)	COMPANY will pay CONSULTANT $9,625.00 for each complete month of service, payable at the end of each month. Consultant will receive $4,812.50 for the month of February. If CONSULTANT travels outside of his home area in order to perform those functions outlined above in the “Responsibilities” section, he will be reimbursed for all travel and expenses approved in advance and submitted for reimbursement and payment within 30 (thirty) days of return from each travel event.

(b)	COMPANY hereby donates the laptop computer currently being used by CONSULTANT to CONSULTANT.

(c)	In addition to reimbursement of approved travel expenses, during the term of this Agreement, COMPANY agrees to reimburse 50% of cell phone invoice for phone used to conduct COMPANY business, and any other business expenses that exclusively benefit COMPANY.

(d)	During the term of this agreement, COMPANY will reimburse CONSULTANT for 50% of the medical insurance premium paid by CONSULTANT for independently obtained medical insurance, up to a maximum of $800 per month.

CONSULTANT INITIAL: ______

COMPANY INITIAL: ________